UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2014

Capella Education Company
(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company hereby amends its Form 8-K filed on October 23, 2014, as set forth on this Form 8-K/A, to disclose the appointments of Rita Brogley and Matthew Ferguson, each a recently appointed director, to committees of the Company’s board of directors (the “Board”).

Item 5.02.	Election of Directors.

As previously disclosed on the Form 8-K filed by the Company on October 23, 2014, Ms. Brogley and Mr. Ferguson were elected to the Board on October 21, 2014. At the time of such filing, the committee assignments for Ms. Brogley and Mr. Ferguson had not been determined. On December 10, 2014, the Board appointed (i) Ms. Brogley to the Board’s Compensation and Governance Committees and (ii) Mr. Ferguson to the Board’s Audit and Finance Committees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: December 11, 2014	By	/s/ Renee L. Jackson
Renee L. Jackson
Vice President and General Counsel